
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from DWFCM International Access Fund L.P.and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      42,632,404
<SECURITIES>                                         0
<RECEIVABLES>                                  193,465<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              42,241,743<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                42,241,743<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             3,405,104<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,485,280
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                919,824
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            919,824
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   919,824
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $136,647 and due from
DWR of $56,818.
<F2>In addition to cash and receivables, total assets include net unrealized
(loss) on open contracts of $584,126.
<F3>Liabilities include redemptions payable of $479,842, accrued brokerage commissions of $131,000, accrued management fees of $104,865, accrued administrative expenses payable of $99,659 and accrued transaction fees and costs of $8,249.
<F4>Total revenues include realized trading revenue of $3,687,648, net change in unrealized of $(1,206,920) and interest income of $924,376.

